Date Filed:  March 23, 1999                   SEC File No.333-72097

SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C., 20549
                    AMENDMENT NO. 1 TO FORM SB-2
       Registration Statement Under the Securities Act of 1933

              AMERICAN COMMUNICATIONS ENTERPRISES, INC.
         (Exact Name of Issuer as Specified in Its Charter)

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        Nevada          4832                  74-2897368
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State of Incorporation  Primary Standard      I.R.S. Employer
                        Industrial            Identification Number
                        Classification Code
                        Number
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      7103 Pine Bluffs Trail, Austin,  TX 78729 (512) 249-2344
(Address and Telephone Number of Issuer's Principal Offices and Place of Business)

                   Corporate Service Center, Inc.
                          1475 Terminal Way
                               Suite E
                         Reno, Nevada 89502
        (            )            -
      (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to
Rule 434, please check the box.                                 |_|

CALCULATION OF REGISTRATION FEE

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Title of      Amount to   Proposed     Proposed      Amount of
class of      be          Maximum      maximum       Registration
securities    registered  offering     aggregate     Fee
to be                     price per    offering
registered                unit         price

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Common Stock  11,000,000  $0.05           $550,000   $162.25
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The registrant hereby amends this registration  statement on such date oar dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) , may determine.

                            PROSPECTUS

             AMERICAN COMMUNICATIONS ENTERPRISES, INC

           Maximum of 11,000,000 shares of common stock
                      Price per share: $0.05.
             Total proceeds if maximum sold: $550,000.

This is American Communications's initial public offering so there is no public market for American Communications's shares. However, we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

An investment in American Communications is risky, especially given the young age of our company. Only people who can afford to lose the money they invest in American Communications should invest in our shares. A full discussion of the risks of owning our shares begins at page 2 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful of complete. Any representation to the contrary is a criminal offense.


              Price to Public Underwriting DiscouProceeds to Issuer
                                and Commissions  or other Persons
Per Share          $0.05             None              $0.05
Total Maximum    $550,000            None            $550,000

We will probably sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sale so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering no later than June 30, 2000.

The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


                          March 22, 1999

SUMMARY OF THE OFFERING...........................................1
RISK FACTORS......................................................2
      Development stage company...................................2
      Failure of American Communications to remain a going concern2
      Operating losses............................................2
      No assurances of radio station acquisitions.................3
      Lack of diversification.....................................3
      No assurance of continued programming acceptance of radio stations desired to be purchased........................................3
      "Best efforts" offering.....................................4
      Dependence on marketing and promotion.......................4
      Dependence on management....................................4
      FCC regulation regarding radio broadcasting.................5
      Voting control by management................................5
      Compensation of officers....................................5
      Dilution....................................................5
      Shares Available For Resale Under Rule 144..................6
      No dividends on common stock................................6
      Illiquidity of investment in shares.........................6
      Penny stock regulation......................................6
USE OF PROCEEDS...................................................7
DETERMINATION OF OFFERING PRICE..................................10
DILUTION.........................................................11
PLAN OF DISTRIBUTION.............................................11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....12
SECURITIES OWNERSHIP OF CERTAIN
      BENEFICIAL OWNERS AND MANAGEMENT...........................14
DESCRIPTION OF SECURITIES........................................14
DISCLOSURE OF COMMISSION POSITION ON
      INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.............15
DESCRIPTION OF BUSINESS..........................................16
MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.........21
DESCRIPTION OF PROPERTY..........................................34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................34
MARKET FOR COMMON EQUITY AND
      RELATED SHAREHOLDER MATTERS................................34
EXECUTIVE COMPENSATION...........................................36
FINANCIAL STATEMENTS.............................................36

                      SUMMARY OF THE OFFERING

THE COMPANY:              American Communications is a recently incorporated
                          Nevada corporation. American Communications expects to develop music programming products for use on both radio stations and the Internet and to locate radio stations for possible acquisition. American
                          Communications' goal is to acquire, consolidate and operate small-to-medium sized market radio stations, initially in Texas, and then in other geographic regions of the United States. With the proceeds of this offering, American Communications plans to build the studios necessary to create this music programming and to sign letters of intent on as many as four (4) radio stations in Texas. American
                          Communications maintains its executive offices at 7103
                          Pine Bluffs Trail, Austin, Texas 78729, telephone number (512) 249-2344.

SECURITIES OFFERED:       Up to a maximum of 11,000,000 shares of common stock,
                          no par value per share. The shares are offered at $0.05 per share for total gross offering proceeds of $550,000.

SHARES OF COMMON          10,500,000 shares
STOCK OUTSTANDING
BEFORE OFFERING:

SHARES OF COMMON          21,500,000 shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

TERMS OF THE OFFERINGThere is no minimum offering. Accordingly, as shares are sold, American Communications will use the money raised for its activities. The offering will remain open until June 30, 2000, unless American Communications decides to cease selling efforts prior to this date.

USE OF PROCEEDS: American Communications intends to use the net proceeds of this offering primarily for creation of music programming services, station acquisitions and for working capital and general corporate purposes.

PLAN OF DISTRIBUTION:    This is a best efforts underwriting, with no commitment
                         by anyone to purchase any shares. The shares will be offered and sold by American Communications' principal executive officers and directors, although American
                         Communications may retain the services of one or more


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



                          NASD registered  broker-dealers as selling agent(s) to
                          effect   offers  and  sales  on  behalf  of   American
                          Communications.

      RISK FACTORS

      An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in American Communications. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

      Development stage company. American Communications was incorporated in October 1998, and is, therefore, a development stage company with no operating history or revenues. American Communications needs to receive substantially all of the maximum proceeds of this offering to proceed with its business plan and will require substantial additional capital, for which no agreements or arrangements are currently in place, to implement its business plan. If additional capital is not subsequently available, American Communications and its planned operations could be materially  adversely  affected.  No  assurances  can  be  given  that  American
Communications' business will ultimately be successful or that American Communications will ever be or remain profitable.

Failure of American Communications to remain a going concern. American Communications' independent certified public accountants have pointed out that American Communications has an accumulated deficit and negative working capital such that its ability to continue as a going concern is dependent upon obtaining additional capital and financing for its planned principal operations. American Communications is conducting this offering to generate the capital necessary to finance at least its initial operations. As a result, American Communications' ability to continue as a going concern is dependent upon it receiving the maximum proceeds of this offering and securing additional conventional financing.

      Operating losses. As with most development stage companies, American Communications has experienced losses since inception. As set forth in American Communications' financial statements, the total stockholders' deficit of American Communications is -$70,730 such that American Communications is currently essentially insolvent. If only limited funds are raised in this offering, the risk of financial failure by American Communications is high. American Communications has been dependent upon loans from members of management in the aggregate amount of $6,140, to sustain its development activities to date. In American Communications' discretion, if American Communications receives the Maximum Proceeds, the entire principal amount of this loan, including interest, may be repaid.

      No assurances of radio station acquisitions. While American Communications has targeted approximately 4 radio stations in the state of Texas for acquisition over approximately the next six (6) months after the effective date of this Prospectus, no assurances are given that American Communications will be successful in acquiring any of such radio stations. While American
Communications' management has had and continues to have ongoing discussions with the owners of such stations who have expressed a

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



willingness to sell such stations to American Communications, American Communications does not currently have any binding agreements or understandings concerning the acquisition of any radio stations. The acquisition of radio stations will require significant funding beyond the proceeds sought in this offering, for which there are no financing arrangements currently in place. While American Communications believes that the radio stations it has currently targeted in the Texas market are not currently being targeted by radio consolidation companies having significantly greater financial and other resources than American Communications in view of their focus on larger markets, no assurances are given that such companies may not in fact target the specific radio stations that American Communications is currently targeting and acquire one or more of such stations prior to American Communications' ability to close on any of such transactions. In the event of American Communications' inability to acquire one or more of the radio stations currently sought, American Communications will seek to acquire one or more other radio stations in small-to-medium sized markets in other areas of the United States. Management has not, as of this time, expended any significant time, effort or resources in reviewing or analyzing other potential radio station candidates for acquisition in other parts of the United States and therefore, would have to devote significant time and energy to do so.

      Lack of diversification. If American Communications is successful in selling the maximum number of shares offered, American Communications will only have enough money to obtain rights to a handful of radio stations. As a result, American Communications will have no real diversification of operations, at least initially. This will mean that American Communications' fortunes will depend significantly upon the performance of a limited number of formats; if the public does not like American Communications' few radio stations, American Communications will not succeed.

      No assurance of continued programming acceptance of radio stations desired to be purchased. American Communications has conducted only limited market research concerning consumer tastes and preferences in the markets of the radio stations it intends to acquire and does not anticipate conducting any significant marketing research, studies or surveys itself on a going forward basis. Instead, American Communications has relied and will continue to rely upon the programming currently aired by such stations due to their perceived success as evidenced by the marketing success these stations have enjoyed, as well as industry research firms and their published data regarding industry and market trends in those geographic areas where it plans to operate and acquire radio stations when and where applicable. Due to changes in consumer taste and preferences, there can be no assurance that any programming continued by American Communications or introduced will continue to or otherwise achieve any significant degree of market acceptance, or that such acceptance will be sustained for any significant period. Failure to sustain or achieve market acceptance would have a material adverse effect on American Communications' operating results and financial condition as American Communications' revenues from advertising will undoubtedly will be adversely impacted.

      "Best efforts" offering This offering is being conducted on a "best efforts" basis. As such, no assurances are given as to what level of proceeds, if any, will be obtained. In the event American Communications fails to obtain all or substantially all of the proceeds sought in


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this  offering,  its ability to effectuate  its business plan will be materially adversely effected, and investors may lose all or substantially all of their investment. No assurances are given that the subscription proceeds that may be received by American Communications will be sufficient to sustain the operations of American Communications prior to its anticipated receipt of revenues from advertisers.

      Dependence on marketing and promotion . American Communications plans to market and promote its stations as unique and "fun to listen to" in their respective markets with the goal to increase station awareness and "dial position recognition" among retailers, buyers and listeners. American Communications expects to market and promote its stations through its own sales and marketing personnel as well as through advertising in recognized trade publications and on a proposed Internet web site. Depending upon the level and timing of funding received in this offering, such marketing and promotional efforts will commence by the end of second or third quarter, 1999. No assurances are given that such marketing and promotional efforts will prove or continue to be successful.

      Dependence on management. American Communications' future success is materially dependent on the continued services of Mr. Dain Schult, its chief executive officer, president and chairman of the board, who intends to devote full time to the business of American Communications and of Mr. Robert Ringle, its chief marketing officer and vice president, who also intends to devote full time to the affairs of American Communications. American Communications' success is also dependent on its ability to attract, motivate and retain highly-qualified employees. The loss of the services of Mr. Schult or Mr. Ringle could have a material adverse effect upon American Communications' business and operations until a suitable replacement may be located, of which no assurances are given. While American Communications intends to obtain key man life insurance on each of Mr. Schult and Mr. Ringle for approximately $1,000,000, with American Communications to be named as beneficiary, no assurances are given that such insurance will in fact be obtained.

      FCC regulation regarding radio broadcasting. The Federal Communications Commission ("FCC" or "Commission") is the federal regulatory body that oversees the operation of all radio and television stations in the United States. The Commission is responsible for granting licenses to all stations and insuring that its rules and regulations are complied with at each station. In both the license renewal process and the license transfer process which takes place when a company buys a radio station from a current owner (and license holder), the Commission is interested in knowing the makeup of the station ownership. Although American Communications is not aware or any reason the FCC should fail to approve the transfer of any radio stations to American Communications, if the FCC failed to approve a proposed acquisition of a radio station by American Communications, American Communications' ability to effectively complete its business plan will be jeopardized.

      Voting control by management. After completion of this offering, assuming all of the shares offered hereby are sold, management of American Communications, inclusive of its board of directors, will own 10,500,000 shares of American Communications' outstanding common stock. Thus, management will control approximately 49% of the voting securities of American Communications if all shares offered hereby are sold, without giving

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effect to (i) any stock option plan if adopted by  management  and approved by a majority of the shareholders or (ii) any additional issuances of common stock or other securities of American Communications to management and/or others, in management's sole discretion. As a result, management of American Communications will effectively control the affairs of American Communications, including the election of all of its board of directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters.

      Compensation of officers.
Because Messrs. Schult and Ringle collectively will own at least 49% of American Communications, they will continue to control the board of directors of American Communications. As a result, Messrs. Schult and Ringle will be entitled to establish the amount of their own compensation, including the amount of any bonuses paid to them. In addition, because American Communications does not have any independent directors, there will be no oversight of the reasonableness of any bonuses paid to Messrs. Schult or Ringle.

      Dilution. American Communications is authorized to issue a substantial number of shares of common stock in addition to the shares comprising the shares offered hereby, as well as potentially shares of preferred stock in such series and with such designating rights and preferences as may be determined by American Communications' board of directors in its sole discretion. American Communications will require significant additional financing to fully implement its business plan, which funding could entail the issuance of a substantial number of additional securities which could in turn cause material dilution to investors in this offering.
      This offering itself involves immediate and substantial dilution to investors. Any securities issuances in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of American Communications' common stock purchased in this offering.

      Shares Available For Resale
Under Rule 144.  All of American
Communications' presently outstanding
shares of common stock, aggregating
10,500,000 shares of common stock, are
"restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided American Communications is current in its reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Messrs. Schult and Ringle, American Communications' principal executive officers, own an aggregate of 10,500,000 restricted shares for which the one year holding period expires on October 30, 1999. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of American Communications' common stock in any market that might develop.

      No dividends on common stock.
American Communications intends for the
foreseeable future to retain earnings, if any,


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for the future  operation and expansion of its business and does not  anticipate paying dividends on its shares of common stock for the foreseeable future.

      Illiquidity of investment in shares. There is currently no market for any of American Communications' shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While American Communications plans following the termination of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for American Communications' securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

      Penny stock regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As American Communications' shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                          USE OF PROCEEDS

      The net proceeds to American Communications from the sale of the Shares offered hereby, assuming all of the Shares offered hereby are sold, of which no assurances are given, are estimated to be $450,000, giving effect to the estimated expenses of the Offering of approximately $50,000 and exclusive of selling commissions, if any.



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      The following  table sets forth the anticipated use of the net proceeds of this Offering in the event that all 11,000,000 Shares offered hereby are sold. American Communications may not be able to sell all of the Shares and thus generate $550,000. The receipt by American Communications of no or nominal proceeds will have a material adverse effect upon American Communications and investors.

      The entry in the table for station purchase options are amounts that would be paid to existing station owners giving American Communications 180 days to arrange financing to purchase the stations or to put into place leases on the stations that are acceptable by the FCC. These amounts will be paid to non-affiliated third-parties. The entry below for administrative costs includes costs expected to be incurred for leasing office space, furniture, fixtures, equipment, licensing agreements to use certain broadcast programing, office expenses, long distance calls, and related expenses.



Programming Development        $  50,000

Station Purchase Options       $130,000

Administrative Costs           $123,360

Repay Loan Made by President
to American Communications     $   6,140

Salary to President of American
Communications                 $ 63,000

Salary to Vice President of
American Communications        $ 57,500

Working Capital                $ 70,000

Offering Costs                 $ 50,000

Total Offering Proceeds        $550,000


      Because American Communications presently anticipates selling the shares strictly through the efforts of its officers and directors, the above numbers do not include any deductions for selling commissions. If broker/dealers are used in the sale of the shares, up to 10% of any gross proceeds raised in this offering will probably be payable to one or more NASD registered broker-dealers. In such event, net proceeds to American Communications will be decreased and the use of proceeds may be proportionately reallocated in management's sole discretion. Concurrent with this offering, American Communications may seek to obtain debt financing in the form of senior bank debt as well as subordinated seller financing from the radio station owners. In the event of American Communications' receipt of any such debt financing, American Communications may seek to convert a part of such debt financing to shares of American Communications' common stock


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or some other class of securities  which may have a dilutive effect on investors in this offering. There are no current agreements, arrangements or other understandings in connection with any of the foregoing.

      American Communications may borrow relatively small amounts from various persons to pay expenses while this offering is completed. American Communication anticipates that the agreements by which these funds may be borrowed may provide that the persons who loan the money may have the right to convert the amounts due to them into common stock of the Company on the basis of 1 share of common stock for each $0.05 loaned. If the lenders decide to convert their debt into common stock, the Company may issue shares of the common stock offered hereby to the lenders in satisfaction of the loan agreements on the basis of one share of common stock for each $0.05 of debt so converted. In the alternative, the Company may take part of the proceeds of the offering to pay these debts.

      In the event American Communications' receives the Maximum Proceeds of $550,000, management believes that the net proceeds therefrom, together with anticipated funds from operations, will provide American Communications with sufficient funds to meet American Communications' cash requirements for approximately twelve (12) months following the receipt of this maximum amount. This will provide the necessary funding for creation of the music programming services and provide the initial capital necessary to locate additional potential station acquisitions. In such event, management believes American
Communications will in all likelihood only have sufficient funds to commence production of Internet music programming and possibly certain other Internet products as well as establishing a FCC-acceptable lease of the initially proposed station acquisitions. If American Communications' receives net proceeds in amounts less than the maximum proceeds, this twelve month time frame will be diminished and American Communications' business operations will be curtailed to an extent not presently determinable by Management. The receipt of no or nominal proceeds will have a material adverse effect upon American Communications and investors. No assurances are given that American Communications will sell any of the shares offered hereby, or raise any proceeds or consummate any other financing.

      If American Communications receives less than the maximum proceeds, American Communications' only two employees, its president/chief executive officer and the vice president/chief marketing officer have agreed in principle to temporarily reduce their salaries until such time as American Communications may be in a financial position to commence full payment of their salaries. Specifically, the president and vice president of American Communications understand that until American Communications has sold shares in this offering, it is not likely that the president and vice president will receive any salaries. The president and vice president also understand and have agreed to provide services to American Communications for up to six months without expecting to receive any salaries. However, if American Communications is successful in completing this offering prior to the end of this six month period, the president and vice president would be paid a salary and accrued back salary. Given the annual salaries promised to the president and vice president, American Communications may be required to devote up to a total of $120,500 to this six months of salary. None of the offering proceeds that American Communications may receive will be used to make loans to officers, directors and/or affiliates.

      The estimated allocation of net proceeds of this offering set forth above is based upon American Communications' present plans and its assumptions and estimates regarding its intended operations, anticipated expenditures and revenues and general economic and broadcast industry conditions. The actual allocation of net proceeds of this offering may be shifted at the discretion of American Communications' board of directors, if American Communications' assumptions and estimates concerning anticipated expenditures and revenues prove to be inaccurate. The allocation may also be changed if problems, expenses and delays frequently encountered in growing a new business within the radio industry, implementing new business strategies, as well as changes in the economic climate and/or American Communications' planned business operations are experienced by American Communications.

      Proceeds not immediately required for the foregoing purposes will be invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short term interest-bearing investments as well as repay Mr. Schult for his loan of $6,140 to American Communications.

                  DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by American Communications and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                             DILUTION

      At December 31, 1998, American Communications had a net tangible book value of - $70,730. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the net tangible book value of American Communications, except the sale of 11,000,000 shares at the offering price and receipt of $550,000, less offering expenses. The net tangible book value per share is determined by subtracting total liabilities from the tangible assets of American Communications divided by the total number of shares of common stock outstanding.



                        December 31, 1998     11,000,000 shares
                                              sold

Public offering price   n/a                   $0.05
per share

Net tangible book       <0                    n/a
value per share of
common stock before
the offering(1)

Pro forma net tangible  n/a                   $0.02
book value per share
of common stock after
the offering

Increase to net         n/a                   at least $0.02
tangible book value
per share
attributable to
purchase of common
stock by new investors

Dilution to new         n\a                   $0.03
investors

(1) American Communications' net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the net tangible book value of American Communications and is significantly less than zero prior to this offering.


                       PLAN OF DISTRIBUTION

      American Communications is offering up to a maximum of 10,000,00 shares at a price of $0.05 per share to be sold by its executive officers and directors namely, Messrs. Schult and Ringle. If the shares are sold through its executive officers and directors, no compensation will be paid with respect to such sales. However, American Communications may retain a NASD registered broker-dealer to act as the selling agent in connection with all or part of this offering and will pay a cash commission of up to an aggregate of 10% of the proceeds of this offering. Since the offering is conducted on a "best efforts" basis, there is no assurance that any of the shares offered hereby will be sold.

      The offering will remain open until
June 30, 2000, unless American

Communications determines, in its sole discretion, to cease selling efforts. The officers, directors and stockholders of American Communications and their affiliates may purchase shares in this offering.

      There is no minimum number of shares that must be sold to complete the offering. As a result, there will no escrow of any of the proceeds of this offering. Accordingly, American Communications will have use of such funds once it accepts a subscription and funds have cleared. Such funds shall be non-refundable except as may be required by applicable law.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of American Communications are as follows:


Name             Position                     Age

Dain L. Schult   President and Chief          44
                 Executive Officer,
                 Secretary, Chairman of the
                 Board

Robert E. Ringle Vice President of Internet   55
                 Operations, Director of
                 Sales, Treasurer and
                 Director


Dain L. Schult - President and Chief
Executive Officer:  Mr. Dain Schult has
served as both President and Chief
Executive Officer of American
Communications since its inception . Mr.
Schult is a broadcast veteran of over 30 years in the radio industry.

      For the period from 1996 to the inception of American Communications, Mr. Schult was President and Chief Executive Officer for Equicom, Inc., a group consolidator of radio stations in Texas.

      For  the  period  from  1977  to  1996,   Mr.   Schult  was  President  of
Radioactivity, Inc., a full-service radio broadcast consulting firm located in Atlanta, Georgia serving over 150 radio stations in various parts of the U.S.. While there, Mr. Schult participated in the turnaround of several stations, created a unique turn-key management service for new station owners, conducted station appraisals and market analysis projects for sellers and buyers, and developed specific music formats for on-air use by client stations. Concurrently, Mr. Schult was Chief Operating Officer for Sunbelt Radio Group, Inc., a radio station group created to acquire and operate radio stations in Texas.

      Prior to 1977, Mr. Schult held
various program manager, operating manager, and on-air personality positions at several radio stations in the Southeast and Southwest.

      Mr. Schult holds an A.S. degree in
Commercial Music-Recording from Georgia
State University.  Mr. Schult is married to
Sherry Schult, the sister of Robert E.
Ringle, a director and executive officer of American Communications. As a result, Mr.
Schult is Mr. Ringle's brother-in-law.

Robert E. Ringle - Vice President Internet
Operations/Director of Sales: Mr. Ringle has served as Vice President, Director of Sales an Treasurer of American
Communications since its inception.  Mr.
Ringle has more than 20 years experience in owning and operating advertising agencies and marketing companies.

      For the period from1997 to the inception of American Communications, Mr. Ringle served as the Chief Marketing Officer and Director of Sales for Equicom Inc., a regional radio broadcasting network.

      For the period from 1995 to 1997, Mr. Ringle served as the Chief Executive Officer of Quadra Group, Inc., a small consulting company specializing in marketing and management.

      For the period from 1993 to 1995, Mr. Ringle served as the Marketing Director and Sales Manager for Pell Automotive Group, a car dealership in Tucson, Arizona.

      Mr. Ringle has a B.S. degree in
Marketing from Wayne State University.

      As stated previously, Mr. Ringle is
Mr. Schult's brother-in-law.

      Directors. All of the Directors serve for one year periods. American Communications presently expects to conduct its first annual meeting of shareholder and directors in October, 1999 at which time directors will again be elected. All directors serve for a period of one year unless removed in accordance with the bylaws of American Communications.

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of American Communications' common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned.


                                  Beneficial Ownership
                                     of Common Stock
                     Shares Owned          Percentage of Class
                                    Before Offering   After Offering
Dain L. Schult        8,400,000           80%            39.0698%
Robert E. Ringle      2,100,000           20%             9.7674%
---------              -------
All directors and     10,500,000          100%           48.8372%
officers as a group
(2 persons)


                     DESCRIPTION OF SECURITIES

Common Stock

      American Communications is authorized to issue 30,000,000 shares of common stock, no par value per share, of which 10,500,000 shares are issued and outstanding. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so the common stock does not have preemptive rates meaning that the common shareholders ownership interest in American Communications would be diluted if additional shares of common stock are subsequently issued in the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in American Communications.

      Upon any liquidation, dissolution or winding-up of American Communications, the assets of American Communications, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any securities of American Communications and have no right to require American Communications to redeem or purchase their shares.

      The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by the Board of Directors of American Communications, out of funds legally available therefor, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock

      American Communications is not presently authorized to issue shares of preferred stock However, the majority of the shareholders of American Communications may later determine to establish preferred stock for American Communications. If done, the preferred stock may be created and issued, in one or more series and with such designations, rights, preference and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is authorized and issued and if American Communications is subsequently liquidated or dissolved, the preferred stock would be entitled to assets of American Communications, to the exclusion of the common stockholders, to the full extent of the preferred stockholders interest in American Communications.

Dividend Policy

      To date, American Communications has not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the Board of Directors and will depend upon American Communications' earnings, its capital requirements and financial condition, and other relevant factors. The Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in American Communications' business operations.

Transfer Agent and Registrar

      American Communications intends to use Signature Stock Transfer, Inc., in Dallas, Texas as its transfer agent for the common stock.


                     DISCLOSURE OF COMMISSION
                  POSITION ON INDEMNIFICATION FOR
                    SECURITIES ACT LIABILITIES

      Article V of the Bylaws of American Communications provides that American Communications shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of American Communications, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of American Communications could take the position that this duty on behalf of American Communications to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of American Communications pursuant to American Communications' Articles of Incorporation, Bylaws, Nevada law or otherwise, American Communications has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by American Communications of expenses incurred or payed by a director, officer or controlling person of American Communications and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, American Communications will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      DESCRIPTION OF BUSINESS

General

      American Communications Enterprises, Inc., a recently formed Nevada corporation, based in Austin, Texas, was created to acquire, consolidate and operate small-to-medium-sized market radio stations, initially in Texas and then in other geographic regions of the United States. American Communications hopes to develop related "state-of-the industry" Internet services to network American Communications' planned regional clusters of radio stations in such markets, American Communications believes that such cross-marketing strategy will allow it to offer greater advertising capabilities to potential advertisers, and therefore avail itself of possibly greater revenue opportunities than available to radio stations on a "stand alone" basis or other consolidators who do not follow such strategy.

      American Communications plans to lease or acquire radio stations in Brownwood and Coleman, Texas, with the proceeds of this Offering, assuming the maximum proceeds are received, and plans to eventually acquire up to approximately 15 stations in the Southwestern section of the United States. Assuming the continued availability of additional small-to-medium sized radio stations in other parts of the U.S., the availability of financing and American Communications' ability to integrate the operations of additional radio stations, none of which assurances may be given, American Communications intends to acquire, consolidate, and operate additional radio stations beginning by Third Quarter 1999. American Communications plans to pursue a regionally focused acquisition strategy adding clusters of stations across the country when and wherever possible. The total number of stations acquired will be a function of availability, American Communications' financing capability and marketing feasibility and could result in American Communications operating as many as 100 stations. American Communications is currently looking for additional acquisition targets in Texas, New Mexico, Oklahoma, Arkansas and Louisiana.

      Based on Management's prior experience in operating radio stations in consolidated group, American Communications believes that these stations can be linked together for efficient operation in a reasonable time frame. American Communications also intends to develop a unique entertainment web site on the Internet. By combining the small to medium market broadcast radio stations with the Internet, American Communications believes it can eventually create a network presence across the country and internationally. The strategy is a hybrid of a small-to-medium-market radio station consolidation and an Internet approach that is cross-market oriented.

Acquisition and Operating Strategy

      American Communications will pursue a regionally focused acquisition strategy. American Communications proposes to initially purchase small-to-medium-sized radio stations in non-major metropolitan areas in Texas and then expand to surrounding states. American Communications' management believes that many of the non-major metropolitan areas currently offer many attractively priced acquisition candidates compared to the larger cities.

      Besides its regional focus, American Communications's growth strategy is planned to be founded upon the achievement of synergies and economies of scale, including but not limited to, the generation of incremental sales through network marketing for greater national and regional advertising, the reduction of overhead expenses and the realization of operational cost savings.

      Assuming the completion of the initial station acquisitions by American Communications and the successful integration of such operations by Third Quarter 1999, American Communications believes it will be able to offer regional advertisers the ability to access a population base of approximately 300,000 people in Central/West Texas. As American Communications acquires more stations, advertisers will be able to purchase the entire American Communications group as a network with one media buy which will also include advertising capabilities on the Internet. Under current market conditions, an advertiser would not be able to roll out a campaign targeting non-major Texas areas without entering into a number of separate media purchases which is both time consuming and non-cost effective due to having to contact each station separately instead of as a group
 .

      Based upon, the prior personal, professional experiences of Messrs. Schult and Ringle as well as the success of other regional consolidators, management believes American Communications' ability to market its entire network will result in a consolidated advertising approach with a distinctly higher component of national and regional advertising versus local direct retail advertising. This is favorable because national and regional advertising often command premiums over local ad rates by as much as 50% and 100% in smaller cities.

      American Communications plans to utilize a blend of WAN (Wide Area Network) music programming coupled with centralized satellite voice programming from a centrally located control location. Additionally, all American Communications' stations are planned to operate with centralized accounting, billing, marketing and promotions systems, an in-house sales group that will be utilized for group advertising for the radio stations as well as for Internet advertising, and specialized in-house sales training programs for all American Communications salespeople. Due to such planned centralization of services, it is believed that each station's general manager will have more time to focus on sales instead of administration responsibilities. American Communications expects that it will also eventually utilize "super regional managers" each of whom will serve on-site as general manager in one market but also oversee the operation of other stations within their designated region.

Current Radio Industry Conditions

      American Communications will compete in an industry that has undergone deregulation and innovation. Deregulation by the Federal Communications Commission ("FCC") which, in general, has permitted the elimination of station ownership limits, has given rise to widespread opportunities within the radio industry but competitive pressures have also increased. Consolidation activity has swept through the larger-market radio stations and is now working its way through the small-to- medium-sized markets. These smaller markets provide opportunities for consolidation without the expense of large market or major city acquisitions.

Overview of the Radio Business

      Radio station revenues are derived from the sale of advertising spots or programs to national, regional, and local advertisers of commercials. Advertising rates charged by a station are predicated on its performance in the ratings based on estimates of the number of persons listening to a station as well as the number of homes in a station's service area.

      The only national radio audience measuring service, Arbitron, serves the entire country and provides even the smallest markets with annual ratings service. Ultimately, the success of a radio station (or group of stations) depends on its ability to develop popular programming and promotions, thus generating higher rates and allowing the station to charge more for airing commercials.

Historical Trends in Radio Ad Revenues

      As evidenced by Interep (a group of national radio rep firms), radio industry revenues have consistently grown faster than the Gross National Product and have historically demonstrated an ability to be somewhat recession resistant.

      Radio advertising expenditures have declined only twice in its history-in 1961 revenues declined 1% due to a recession and in 1991, the combination of the Persian Gulf War and economic recession led to a 3% decline in revenues. Interep reports that over the last 40 years, radio advertiser spending has grown at a compound annual rate of 8.3%, somewhat higher than total ad spending for other forms of advertising (television, cable, outdoor and print) which has grown at a 7.5% annual rate.

      Economic downturns can have an impact on broadcasting, as it would any other form of advertising or business in a recession, but not to the same degree that they affect consumer discretionary spending in general. As reported by the Radio Advertising Bureau, many national and regional brand advertisers have found by experience that they must maintain their broadcasting advertising budgets during periods of recession if they do not wish to lose market share when the economy recovers.

      The Radio Advertising Bureau reports that the main factor for radio's growth is radio's unique ability for "narrowcasting" or reaching specific demographic groups. By offering specialized audiences for advertisers, radio has become more cost-effective, versus television or newspapers, which tend to sweep a broader demographic scale.

Industry Consolidation

      The radio broadcast industry is currently subject to consolidation activity which is having a major impact on the competitive landscape. In general, and as further discussed below, such consolidation activity has been triggered by the Telecommunications Act of 1996. Up until the mid-1980s, there was no public market for radio stocks. Local ownership limits by the FCC of one AM and one FM station per market and a total limit of 14 total stations prevented radio groups from amassing greater size to attract outside capital. Because of these strict limits, radio station ownership was highly fragmented and characterized by "mom and pop" operations in even the largest markets. By 1984, however, FCC ownership rules had begun to be relaxed, with major relaxation of such rules occurring in 1992 and 1994.

      The passage of the 1996 Telecommunications Act (the "Telecom Act") eliminated the national limits on the number of radio stations that one entity could own and eased local ownership rules so as to allow 1 operating entity to control up to 8 stations in most medium and major markets. Much of the consolidation activity to date has been centered on major markets, resulting in increased competition and higher valuations in such markets.

      The mid-sized markets (generally defined to mean US markets ranked #50 to #265 based on population) have recently begun to see upward price pressure, with 10.0x to 14.0x EBITDA (Earnings before Income Taxes, Depreciation and
Amortization) multiples not uncommon (vs. 8.0x to 10.0x EBITDA multiples as recently as 1997). The consolidation activity of large market operators such as Chancellor/Capstar Communications (Hicks, Muse), Sunburst (Bain Capital), and Cumulus (Wisconsin State Teachers Retirement/Quaestus Capital) all of whom have consolidated stations across the US, have begun the process in some of the same markets that American Communications is exploring for acquisitions thus tending to indicate that consolidation has begun in the smaller markets. American Communications believe that it will only encounter these larger mid-market consolidators at the upper end of its target markets in rated medium sized markets but not in the smaller, non-regularly rated markets. Few groups have ventured beyond focusing on the top 100 markets, which has kept acquisition multiples in American Communications' markets low but that could change should other consolidators follow American Communications' small market strategy.

Competition

      Competition within the radio broadcasting industry has historically been and will continue to be very intense. Overall, the principal factor affecting competition in this industry is the number of audience members reached with one advertising medium. With the advent of deregulation, competition has increased since the key to success is no longer how many listeners can an independent firm reach in one market, but rather, how many listeners can a consolidator reach in multiple markets. Competition with newspapers and television for advertising dollars is also high. However, radio's audience has held up well over time. In the past five years listenership has actually increased as reported by the Radio Advertising Bureau. In addition, with the bulk of radio listening taking place outside of the home and on the road, where competition with other mediums is limited, and the audience somewhat "captive" (unable to access television, newspapers, or the Internet), radio appears to be well positioned for continued growth.

Regulation

      The radio broadcast industry is subject to extensive regulation at the federal level. Any change in existing statutes and regulations, or the adoption of new statutes and regulations, could force stations to alter their methods of operation at substantial costs.

      All firms, whether large or small, are affected by these changes. Also, as seen in recent legislative action (the 1996 Telecom Act), changes in regulations, especially, deregulation, can drastically shift the competitive landscape. Going from being able to own 7 AM and 7 FM stations in 1992 to 18 and 18 to 20 and 20 to now no limits, the FCC has now allowed for a free and open market on radio station ownership. Additionally the FCC has continued a pattern of reducing paperwork requirements of its license holders and eliminating outdated rules and26 regulations.

Overview of the Internet Industry

      The Internet's brief and meteoritic existence provides little historic performance data. From a few hundred thousand users seeking information, entertainment and commerce in the early 1990's the Internet community has grown to millions today. Only a few short years ago, Internet companies were struggling to carve out revenue and many Internet sites offered free information posted by various entities with links to related and unrelated sites. Now, as reported by Advertising Age, billions of dollars in revenue are generated from advertising, website development and retailing.

      Major electronic manufacturers have products and/or are developing integrated Internet products for next generation home systems and mobile systems. Future delivery of the Internet is slated to arrive via increased cable usage and/or satellite to multi-purpose home entertainment systems that will function as Internet links, computers, radios and TV sets. Cellular phones currently can connect to the Internet as well as automobile radios. There appears to be little or no limit to the ways and means one can and will be able to access the "Net".

Trends in Ad Revenues

      Currently, as reported by Advertising Age, the most lucrative Internet advertising comes from banner advertising. Banner advertisers pay for "hits" or "impressions" based on the number of user exposures to their ads. National brands in every industry are now using the Internet as part of an integrated approach to marketing. Although difficult to exactly quantify, it is estimated that national Internet ad revenues reach into the billions of dollars. According to Advertising Age, local and regional web sites offer similar opportunities to local and regional advertisers.

      The Internet has become a global market place for commercial and consumer goods from banking to soft goods. Entrepreneurs and national brands are also enjoying phenomenal growth through "catalog", retail sales on the Internet. The Internet user can access VAR (Value Added Retailer) and factory direct products over secure sites using most types of credit cards and generally save time and money in the process.

Competition

      Competition within the Internet community will be fierce. Internet "audiences" will continue to be exposed to newspaper, TV, radio, direct mail, etc. The advantages of the Internet lie in the totality of content and the ability to deliver messages in audio and visual media twenty-four hours a day seven days a week. Furthermore, studies by Arbitron have indicated that the Internet is the media of choice for the 24 to 35 age group with increasing numbers of users in the affluent 35 to 55 age group.

Regulation

      The Internet is under no enforceable broadcast or entertainment content regulation at this time. Although the U.S. Government may prevail in regulating some functions of U.S. based web sites and portals, there is good reason to believe it will be many years before regulation will be enforceable.

Summary of Industry Attractiveness

      American Communications believes the Internet industry will prevail as the media of choice for the aforementioned demographics groups in the foreseeable future. The almost unlimited opportunities for growth and expansion are the key points for selection of the Internet as a component of American Communications' planned sales and marketing strategy. The ability to access users across the country and even internationally may offer the opportunity for increased revenues in national and regional advertising.

                    MANAGEMENTS DISCUSSION AND
                   ANALYSIS OR PLAN OF OPERATION

      American Communications' success is largely dependent on its ability to sell all of the shares offered. Assuming the receipt of these funds, management believes that it will be able to acquire at least the right to operate up to four radio stations that have been tentatively identified for acquisition. The two general conditions which will effect the ability of the company to survive are the ability to find willing sellers of existing radio stations and American Communications' ability to operate acquired stations at a profit. If either or these conditions become impossible, American Communications will probably not be capable of continuing in business.

      Management has significant experience in the radio industry and has conducted significant research as to the availability of stations and the methods in which to achieve profitability once obtained. Management, therefore, plans to utilize this expertise to take such steps are necessary to see that the conditions to the success of American Communications are satisfied.

      Upon receipt of the funds generated from the sale of shares, American Communications expects to immediately begin negotiations to acquire the radio stations that have been identified for acquisition. Although the period between the receipt of such funds and the date by which American Communications will be actually able to complete the purchase of these stations is difficult to estimate, management thinks that this process can be completed in no more than four months after the receipt of proceeds under this offering. American Communications currently expects that when it acquires a radio station, it will also acquire its accounts receivable such that immediately upon acquisition, American Communications should be entitled to begin receiving revenues from advertisers for the existing radio stations. Although difficult to quantify, management expects that the four stations proposed to be acquired should collectively generate a total of $750,000.00 in annual net income or approximately $62,500.00 per month in net income.

      The result of the foregoing is that within four months of the completion of the offering, American Communications expects to be generating net income with the expectation that, by the completion of the first twelve months of American Communications' operations, American Communications could have generated up to $500,000.00 in net income from operations. Management believes that the foregoing plan is viable and that it will be able to continue as a going concern; however, if American Communications is unable to fully effectuate its plan such that it is not accomplished, it is probable that American Communications will not be able to continue as a viable, going concern.

Overview of Operating Model and
Growth Strategy

      The key elements of American  Communications'  operating  model and growth
strategy,   which  incorporates  concepts  utilized  by  other  radio  broadcast consolidators as well as in other industries, are highlighted below:

      Station/Market Selection.
American Communications' initial strategy is to acquire radio assets in small-to-middle-market areas throughout the Southwest including Texas, with additional American Communications clusters to be formed in adjoining states and/or in close proximity with such strategy to be financed with the proceeds of this offering, seller debt financing, when and where applicable, and other potential equity funding sources.

      By avoiding the major metropolitan areas (ie. Dallas, Houston, San Antonio and Austin), American Communications believes it may be able to acquire stations at very attractive prices. Medium-to-major-market radio stations have been selling for 12.0x to 17.0x EBITDA. In contrast, American Communications believes, based upon its management's personal, professional experiences in locating and acquiring radio stations, that it may acquire its small market radio assets at between 7.5x -10x EBITDA.

      Assuming American Communications' success in its acquisition strategy, American Communications believes it may itself become an attractive acquisition candidate in the future to a larger market consolidator.

      Clustering by State/Region. In addition to focusing on smaller markets, American Communications plans to also pursue a regional clustering strategy. Accordingly, American Communications' first planned acquisitions of radio stations (approximately four (4)) is only focused in Texas. By clustering stations within a tight, regional market, American Communications believes it can achieve certain back office cost benefits. Management's plan for the Texas regional cluster evolves into a centralized hub where the major managerial and administrative functions will be housed to where American Communications should be able to serve up to approximately 70 stations in local markets throughout the state.
      Localization. A key element of American Communications' strategy is to be able to "sound live - sound local" in every market. American Communications plans to present a live morning show in each local market, the popularity of which is viewed as material to the success of a radio station's operation as live morning shows serve to perpetuate a strong local image in a market. The concept of "localization" is complementary to American Communications' regional focus and extends past the morning drive period to the rest of the broadcast day. Unlike nationally syndicated formats, American Communications plans to make its regional flagship announcers available for promotional campaigns or on-site advertising engagements throughout the region and state. The ability to utilize well known radio personalities is a major selling point to advertisers in smaller-market areas.

      Centralized Operating Cost Savings. American Communications plans to centralize much of its administrative and operating functions at one of its station locations (to be determined later) while maintaining an office in Austin to serve as corporate headquarters and marketing center for regional and national advertising. Programming is one of the key areas targeted for cost savings by elimination of separate programming staffs at each station, replaced with one consolidated network programming staff which will provide greater programming quality. Radio voice programming is planned to be created at the flagship stations for each format featured by the American Communications network. By satellite transmission and use of WANs and integrated computers, American Communications will be able to minimize redundant equipment used at each individual station and more efficiently utilize on-air talent by having one centralized programming staff. In addition, accounting and bookkeeping is also planned to be located at the flagship station site. One billing/traffic person at the flagship headquarters can handle 4 stations at once which is a great savings over having a billing/traffic person located at each individual station. Other functions such as engineering, advertising, purchasing, and human resources will also be handled from the flagship site. As new stations may be added into the regional cluster, it is believed that the achievement of economies of scale will result in increasing levels of operating profitability.

      Generating Incremental Growth in Ad Revenues. Management believes that American Communications will achieve incremental revenue growth out of the planned combined American Communications radio group compared to the sales level that such stations have generated on a stand-alone basis. In many small markets, the general manager is often the head salesperson, in addition to being the overseer of the day-to-day operations, on which the majority of such person's time is frequently spent.

      The size of the sales staffs at each American Communications station is planned to be adequate to handle the flow of business allowing salespeople to handle between 30-50 accounts each while the programming, traffic/billing and technical staffs will be pared down to reflect American Communications' centralized operating structure. Importantly, employees who face the possibility of having their job functions reduced due to centralization will be given opportunities to move into a sales role.

      Attracting National and Regional
Advertisers

      As reported by the Radio Advertising Bureau, national and regional advertising accounts for approximately 10% to 25% of the revenue mix for a typical radio station in the market sizes that American Communications has identified with local advertising representing the balance of the sales mix.

      Historically, it has been difficult for national/regional advertisers to target the small-to-middle-market areas due to the large number of separate purchases of advertising spots that would be required. American Communications intends to market its entire network of stations within a region to national and regional advertisers and thereby offer the convenience of the opportunity to reach an aggregate substantial population in smaller cities and rural areas. In such fashion, American Communications believes it may attract national and regional advertising which often commands a 50% to 100% premium over local advertising income.

      The Internet Component

      American Communications recognizes the growth potential within the Internet market. While large consolidators such as Capstar broadcasting group and Cumulus broadcasting group dominate the major markets and continue to compete with each other for market control in the major metropolitan areas, American Communications' cross-market approach is to look past this hotly contended arena towards the expanding opportunities on the Internet.

      Currently, radio sites on the Internet are focused on duplicating standard broadcast type programming and formats. American Communications plans to create a unique entertainment site utilizing every technological advance and revenue-generating feature available. American Communications plans to deliver content in both streaming audio and video and to utilize a major portal such as Yahoo to lead users to American Communications' site.
Once there, American Communications
plans to offer a wide array of entertainment and products including

o      several music formats ranging from
      country to jazz.

o      MTV-like videos of their favorite
      artists.

o      contests.

o      gaming.

o      shopping carts of VAR merchandise
      from CD's and concert tickets to A/V
      equipment.

o      American Communications branded
      merchandise.

o      Entertainment news.

o      special programming including
      music and travel features.

o      links to points of interest.

Proposed Potential Radio Station
Investments

      Assuming the continued availability of the following radio stations and American Communications' success in obtaining additional financing for such acquisitions (owner offered of otherwise), neither of which assurances are given, American Communications plans to acquire the stations identified below, with such acquisitions including the assets of each station which normally include the broadcast equipment, broadcasting tower and antenna, transmitter, office furnishings, office furniture, accounts receivable, station vehicles, station promotional items, station advertising accounts, FCC Station License and real estate including studio/office space as well as land upon which the tower and transmitter is located or leases for that space instead. Because American Communications will be making asset purchases, it does not intend to acquire any existing liabilities of these stations. Following the assumed successful completion of this offering, American Communications plans to negotiate purchase option agreements with some of the station's owners. American Communications proposes to acquire each of such stations within approximately six (6) to nine
(9) months from the execution of a definitive agreement. No assurances are given:

o      as to the continued availability of
      such stations.

o that American Communications and each of such station owners will agree on price and other material terms.

o     that  American  Communications  will  be able to  timely  secure  required
      financing  for  such  acquisitions  on  terms   satisfactory  to  American
      Communications.

o that American Communications will be able to successfully operate and integrate any of such stations' operations into its then operations.

o      that the FCC will approve of any
      such transfers.

      The following is a breakdown of the estimated costs by American Communications to acquire the two AM and two FM stations described below. All of these costs will be paid to third-parties and not to members of management of American Communications.



      Proposed purchase price to be paid          $1,600,000.00
      existing owners of KXYL AM and FM,
      Brownwood, Texas and KSTA
      AM and FM, Coleman, Texas

      Estimated closing costs                      $140,000.00

      Estimated equipment costs associated with     $76,000.00
      creation   of satellite network

      Initial working capital to be used for       $184,000.00
      expenses incurred until advertising
      revenues are generated

      Total Funding Requirement:                  $2,000,000.00




      The table above contains an entry of $140,000.00 for estimated closing costs. This $140,000.00 consists of the following estimated expenses that are anticipated to be incurred in the acquisition of each radio station. Additionally, this estimate does not include any extraordinary due-diligence in the form of any engineering studies or protracted negotiations both of which would increase related closing cost expenditures. Based upon American Communications' personal knowledge of these stations and the communities of Brownwood and Coleman, Texas, American Communications does not anticipate any such expenses with these proposed station purchases.

   Local Legal Counsel                                  $3,500
   Communication (FCC) Law Counsel                     $10,000
   Accounting Expenses                                 $10,000
   Long Distance Phone Calls                            $1,000
   Overnight Delivery Services                            $300
   Travel and Lod$2,500
   On-site Market Research/Due-Diligence                $3,500
   Miscellaneous Expenses                               $4,200

   Total Estimated Closing Costs per station acquired: $35,000


   Acquisition and Closing Process

   American  Communications  plans to  streamline  the  negotiating  and closing process on the proposed station transactions by, among other things, "standardizing" a form of purchase option agreement and purchase agreement and related documents which will nevertheless be subject to at least some negotiation and revision and the FCC station license transfer process.

   Subject to the availability of financing and the continued availability of targeted stations, American Communications anticipates staging the closing of the transaction over approximately a six (6) month period so as to provide the opportunity for a successful integration of such radio station operations. Notwithstanding the fact that additional time has been "built-in" to such timetable, no assurances are given that American Communications will successfully operate and integrate any of such acquisitions, assuming the successful completion thereof.

Initial Acquisition Plans

   Management believes that a major consideration in accomplishing its planned acquisitions is to do so in as timely and low profile a manner as possible. Normally, the sale of stations in the market sizes as proposed by American Communications would be a significant event within their respective marketplaces.

   To maintain stability and consistency of these stations under American Communications' planned ownership, it is important that the perception, as well as the reality, at least initially during the ownership transition period, be of little if any change to the current operation. During the ownership transition period, it is expected that American Communications management will spend time with each station's employees to discuss with and assure personnel about the pending transfer, with little, if any, outside contacts with community civic or business leaders concerning such matter. Emphasis will be placed in staff meetings that additional stations are planned to be added, and that there will be opportunities for employees to move into future management openings at other Company owned stations so that they can experience personal professional growth inside the organization.

   After ownership transfer of a station is effected, American Communications plans to implement minor operational changes which it believes will enhance financial performance, including the following:

o   The introduction of major-market-style
   promotions and contests.

o Modification of rate cards to better exploit a station's remote commercial broadcast capabilities and increase national/regional advertising.

o Negotiating with interested third parties to lease for the station's sub-carrier frequencies such as CUE Paging (a national paging service that is on the lookout for additional radio stations to work with) that could use a station's use the sub-carrier frequency for national paging services. Such lease will not effect the station's main signal and may generate between approximately $6,000 to $20,000 a year in fees.

o  The leasing of portable music system
   through Disc Jockeys Unlimited of
   Atlanta, Georgia, a service provider who builds portable music systems for disc jockeys and radio stations at a cost of $225 a month This will allow the station to earn equipment rentals as an additional revenue stream and the staff's disc jockeys the opportunity to earn extra money weekly by performing at wedding receptions, company and private parties, etc.

o  The  development  of a firm  (proposed to be referred to as ACENET) that will
   literally   represent  the  group  for  all  of  its  national  and  regional advertising and will include Internet advertising connections.

o The introduction of an internal, ongoing research system to allow the station to track listener patterns between Arbitron ratings periods (where applicable in markets that are rated). Such research will be conducted by telephone utilizing existing staff personnel.

o A review and update of as appropriate with current music selections added as necessary for the WAN music programming network element.

After Acceptance Of An Offer

   Following execution of a definitive purchase agreement (subject to FCC approval, and completion by American Communications of satisfactory due diligence), American Communications, in cooperation with the seller of a station, will submit the appropriate transfer documents to the FCC. While the FCC has the authority, in its sole discretion, to approve or reject a transfer request, transfer requests are, in the normal course, generally approved within approximately three (3) to six (6) months of submission of all required applications and related documents.

   Preceding the FCC filing, a comprehensive due diligence investigation including at least the following steps will be undertaken:

o A thorough inspection of station facilities including offices, studios and transmitting sites.

o An independent engineering inspection of the station's facilities. Age and condition of all equipment including transmitters and towers will be recorded. A comprehensive program of schedule maintenance will be designed and implemented after the closing.

o  A survey will be conducted of the
   market to analyze existing and potential competition, market growth trends, current marketing trends, past and future programming, promotions, and advertising plans along with listener and advertiser perceptions of the station.
   Included will be an independent ratings
   survey for each market as well.

o  Meetings with present management to
   gain insight into the stations' current
   operations. This is expected to include
   written assessments of station
   employees, job responsibility lists for
   themselves and their staff, budget
   projections, plus any other input they
   can offer regarding the stations.

o  A review of all station contracts with
   vendors and clients. All existing station trade/barter agreements will be reviewed with the sellers to determine their current status and disposition.
   Retention preference is expected to be
   given to any trade agreements that
   directly benefit the stations in the form of promotional considerations and advertising with other media.

o  General staff meetings will be
   conducted to help minimize anxiety
   caused by the pending transfer. Each
   employee will be asked to submit in
   writing a description of their job
   responsibilities as they perceive them
   with comparisons then made by
   management to the station manager's
   views. American Communications will
   then compare the employee's lists
   against those submitted by the
   managers.

o  Review  of  staff  members'   levels  of  experience   and   expertise,   job
   responsibilities, station/market tenure and future potential.

o   Review of existing standards and
   practices.  A system-wide company
   operations manual will be distributed
   post closing, that will set forth operating rules and regulations, Company benefits and vacation policies.

o Investigating peripheral station revenue enhancement (ie. renting tower space for use by one or more telecommunications service providers, utilizing the air staff for remote broadcasts or private parties using a portable music system or other similar methods.)

Closing and Post Closing Matters

   Assuming  receipt of final FCC  notification of transfer  approval,  American
Communications   will  immediately   proceed  to  closing,   and  then  commence
implementing those operational changes earlier discussed as deemed appropriate.

Corporate Operating Controls

   Upon the completion of an acquisition, corporate operating controls are planned to be implemented at each station. In addition, all station computer systems are planned to be networked with headquarters in order to produce station-level information on a real time and on request basis. American Communications plans to generate financial reports within 30 days of month end for review by senior and station management. Administrative and accounting controls will be centralized in American Communications' Austin headquarters. Corporate staff at both headquarters and each station should be kept to a minimum.

   The majority of commercials and station promotions productions are planned to be created at the flagship stations and then "fed" to the other stations in the group via the satellite link that will be created at the flagship stations.

Marketing, Advertising and Promotion
   Company stations are planned to be
marketed, advertised and promoted as the leading "fun-to-listen-to-station" in each market, with the goal to increase station awareness and "dial position recognition" among retailers, buyers and listeners.

   Being viewed as a truly local station is highly valued by both advertisers and listeners in the mid-size and smaller markets in which American Communications plans to operate. American Communications, therefore plans to aggressively promote its stations in their respective markets independently as well as cooperatively with client retailers and companies with whom American Communications may establish joint marketing/sales relationships through on-air contests, local promotions, direct mail, website and e-mail promotion, local publications, outdoor advertising and "word-of-mouth" advertising endorsements.

   American Communications' sales force, will be trained on an ongoing basis in marketing their respective stations. In order to attract and retain qualified personnel, American Communications recognizes that it is imperative to structure a compensation plan for its sales staff that is both fair and appealing. As such, compensation is expected to be both salary and incentive based. Management also plans to selectively use bonus programs as a method of rewarding outstanding salespeople. The sales force at each station will handle local advertising, with National and regional advertising to be handled by ACENET or another rep firm.

   Assuming American Communications successfully executes its acquisition strategy of a planned American Communications group of stations, management believes it will be possible to increase group revenues over the current operators' level for the following reasons:

o  Because not currently existing as a
   group, none of these stations are
   currently offered as a total advertising package. Therefore, any regional and/or national desiring to advertise in such markets presently must effect separate media buys with each individual station and thus deal with sales people in each of such markets
   Under American Communications' plan,
   this same advertiser will be able to
   contact any one of such stations and
   buy advertising time from the whole
   group or any of its component parts by
   contacting just one marketing
   consultant

o  As American Communications may add
   affiliate stations to its programming
   network (i.e., stations that buy American
   Communications' planned satellite
   programming content but in which
   American Communications has no
   financial interest), such relationships
   may also enhance its ability to sell
   network advertising and increase
   revenues.

o  Generally   speaking,   the  size  of  the  sale  staffs  at  each   American
   Communications station will grow while the programming staffs will be downsized to reflect American Communications' satellite programming approach.

o Greater emphasis will be placed on the actual in-house production of advertiser's commercials to improve the quality of the commercial for each client.

o  All Company marketing consultants will
   be thoroughly trained in marketing their respective stations without reliance on ratings because stations which build relationships with its clients to buy advertising based on results and not just ratings tend to do better than stations which rely strictly on ratings as their selling point.

o  American Communications expects to develop, through on-going market research,
   specific   information  to  help  clients  develop  immediate  and  long-term marketing plans.

o American Communications expects to coordinate sales literature, telemarketing programs and direct response promotions with the goal to increase Company billings.

o  American Communications' marketing
   strategy includes offering multiple
   broadcast formats in each of the
   markets it serves. American
   Communications believes that cross-
   selling synergies can be achieved with
   this approach as all formats do not
   appeal to all types of advertisers.   For
   example, an independent station owner
   broadcasting a big-band format would
   not be able to sell advertising to a
   retailer that targets the teenage
   demographic sector. However, by
   offering a CHR (Top 40) format in many
   of its markets, American
   Communications believes it will be able
   to capture sales that the individual
   operator could not.

Other Revenue Opportunities

   Each FM station has one sub carrier "frequency" beneath the main frequency upon which it broadcasts which may be leased to such types of entities as CUE Paging or Muzak franchises, local data-processing sources and pager services. The lessee would be responsible for all costs of setting up the equipment for use of the sub carrier as well as covering all its own expenses including utilities and maintenance. Such leasing arrangements could potentially net American
Communications approximately $1,000 per month per FM station.

   While certain of the stations American Communications intends to acquire do not own the towers on which their antennas are located, on those stations which do own their own towers, American Communications, can offer space on a rental basis to pager services and other telecommunications vendors. As with the sub carrier, all start-up costs, utilities and maintenance are borne by the lessee. American Communications estimates that tower space leases could generate approximately $1,000 per month, per lease.

   As American Communications plans to produce specialized satellite programming for its own stations each day, American Communications will have the capability of selling that programming concept to affiliate stations. In markets too small for American Communications to consider for acquisition, American Communications will be able to provide more localized satellite programming than any of the large nationally syndicated satellite services can offer because the national syndicators are not able to localize each individual commercial break the way American Communications will be able to. Additionally, American Communications will be able to offer affiliates the opportunity to "tie into" American Communications' centralized bookkeeping system and become an affiliate of its ACENET sales force, allowing the affiliate stations to be marketed as a part of the overall American Communications network. These are services for which American Communications plans to charge additional fees.

   American Communications plans to market not only its own stations but also affiliates with which it may enter into joint marketing relationships. Such joint marketing plan, if successful, is expected to provide American Communications the size and marketing strength necessary to eventually operate its own in-house rep "firm" eliminating the need to outsource such business, and the 15%+ commissions that go with it, to some other rep firm.

Programming

   Strong, consistent programming is important for American Communications' success. Regardless of the format offered, American Communications plans to take a relatively conservative approach to its programming by at least initially operating each acquired station with the format it is currently using since all acquisition targets are planned to be generating positive cash flow.

   Music for each format will be stored on hard drives inside computers located in the control rooms of each individual station. This music will be format specific to that particular station.

   Each station will feature a live morning show. Depending on the needs of the market, this may be a one or two person show. In most markets, there will be a local newscaster for presenting local news, events, etc. These local air talents will also be responsible for local commercial production and public appearances.

   Each station's music programming computer will be wired to American Communications' Satellite Network, which literally serves as a pipeline for sending specific programming and disc jockey patter to each individual station in the group. All music and programming logs will be sent directly to each station's programming computer from the flagship uplink site. When the live morning show is finished, the disc jockey merely has to flip a switch and the on-site music computer takes over the programming for unattended walk-away capabilities.

   The planned uplink site will provide the voice tracks to go with the music being played by the local music computers at each station. Instead of having a disc jockey actually sit in a control room for a full 4 or 6 hour airshift, the satellite disc jockey can pre-record a full 4 hour show in less than 30 minutes and send it on its way to the respective station receiving it. The on-site music computer will insert the actual recorded breaks by the disc jockey at the appropriate times.

   The capability exists of breaking into regular programming with any urgent weather forecast or breaking news story. The technology is now here to allow for a pre-recorded show to sound perfectly live even down to actual time checks.

   Because of this system, American Communications is planning for one "super staff" of announcers to be located at its uplink center capable of handling a variety of formats. Such staff of approximately 12 full-time announcers will be capable of producing formats ranging from country, adult contemporary, classic rock, contemporary hit radio and oldies. Depending on the mix of stations available for acquisition, a specific Hispanic (Tejano) format may also be available. These announcers will also be capable of producing all network commercials as well as local commercials for specific stations. It is believed such system will afford American Communications the widest possible format range and allow it to seek out a number of available properties in its proposed markets.

Broadcast Equipment.

   American Communications plans to utilize the acquired stations' existing transmitters, audio chain equipment, and tower space wherever possible or feasible, based on American Communications' initial due-diligence. American Communications will upgrade particular station equipment on an as-needed basis. All other equipment required to network each station into headquarters will either be purchased or leased.

   To establish the in-house satellite network, American Communications intends to install its satellite uplink/downlink systems at its planned flagship stations. American Communications will then install satellite downlink systems at its other stations.
   To establish the satellite network connection, the following expenses will be incurred:

Equipment necessary to create uplink portion     $67,335.00
of satellite network

Equipment necessary to enable control center      $2,870.00
to receive signal

Installation charges                              $4,800.00

Preparation for FCC License Application             $800.00

Project Total:                                   $75,805.00


     The above amounts are based upon an estimate received by American Communications for the creation of a satellite uplink center. These amounts would be paid to a company experienced in the installation of satellite uplink centers. None of these amounts would be paid to officers or directors of American Communications.


                     DESCRIPTION OF PROPERTY

   American   Communications   is  newly   organized  and  has  only   conducted
organizational activities. As a result, American Communications has acquired no property.


                    CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

   Since inception of American
Communications, American
Communications' President, Mr. Schult has loaned American Communications approximately $6,140 pursuant to an oral agreement. This agreement generally provides for the repayment of the loan with interest at 10% per annum within twelve(12) months from the time of the loan to American Communications. In the event American Communications' receives the maximum proceeds, American Communications may, in its discretion, repay the entire amount of such loan.

                   MARKET FOR COMMON EQUITY AND
                    RELATED SHAREHOLDER MATTERS

   American Communications is newly organized and this is American Communications' initial public offering so there is currently no public trading market for American Communications' common stock. American Communications hopes to have American Communications' common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have American Communications' common stock quoted on the bulletin board, American Communications will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step American Communications will attempt to accomplish after the effective date of this registration statement.

   None of American Communications' common stock is subject to outstanding options or rights to purchase nor does American Communications have any securities that are convertible into common stock of American Communications. American Communications has not agreed to register any stock of American Communications for anyone nor does American Communications presently have in effect employee stock options or benefit plan that would involve the issuing of additional shares of the common stock of American Communications.

   Dain Schult, the President of American

Communications and Bob Ringle, the Vice President of American Communications, collectively own 10,500,000 shares of the common stock of American Communications. Messrs Schult and Ringle's common stock is "founder stock" and was issued to Messrs Schult and Ringle without registration under the Securities Act. Because the stock owned by Messrs Schult and Ringle is not registered, it is "restricted stock" within the meaning of Rule 144 under the Securities Act and may only be sold in accordance with the various rules and regulations of Rule 144. Specifically, after Mr. Schult and Ringle have held their common stock for a period of at least one year, Messrs Schult and Ringle could begin to sell part of their common stock. Generally speaking, the amount of stock that each of Messrs Schult and Ringle could sell could not exceed one percent (1%) of the outstanding common stock of American Communications during any ninety (90) day period. If the maximum number of shares are sold under this offering, the total number of shares of common stock outstanding after the offering will be 21,500,000 shares. As a result, each of Messrs Schult and Ringle could sell up to 205,000 shares during any ninety (90) day period. Although neither of Messrs Schult or Ringle have any present intention to sell any of their shares, the sale of the large block of American Communications' common stock could depress the per share price of American Communications' common stock.

   Rule 144 is conditioned upon American Communications making public certain information concerning American Communications. Although American Communications does not currently make information publically available that would allow American Communications or Messrs Schult or Ringle to use Rule 144, American Communications anticipates making such information available so that Messrs Schult and Ringle could sell the amount set forth in Rule 144.

Dividends

   American Communications has never paid dividends and does not expect to declare any in the foreseeable future. Instead, American Communications expects to retain all earnings for growth of American Communications. Although American Communications has no specific limitations on its ability to pay dividends, the corporate law of Nevada, the State under which American Communications is organized, limits the ability to pay dividends to those instances in which American Communications has earnings and profits. If American Communications is unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if the Board of Directors of American Communications otherwise wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

                      EXECUTIVE COMPENSATION

   The following table sets forth the compensation of American Communications' two employees. Because American Communications was only incorporated in October, 1998, the amounts set forth below are the only amounts that have ever been proposed to be paid to the officers of American Communications.


Name                    Position               Annual Salary
Dain L. Schult          Chief Executive Officer$126,000
                        President, Chairman of the
                        Board and Secretary
Robert E. Ringle        Vice President of Inter$115,000
                        Operations Director of Sales,
                        Treasurer and Director


   Mr. Schult is currently employed by American Communications at an annual salary of $126,000 per annum pursuant to a three (3) year written employment agreement dated as of October 29, 1998. Mr. Schult's employment agreement generally provides for a monthly vehicle allowance of $500, for reimbursement of business related expenses, and for bonuses as may be determined in management's sole discretion.

   Mr. Ringle is currently employed by American Communications at an annual salary of $115,000 per annum pursuant to a three (3) year written employment agreement dated as of October 29, 1998. Mr. Ringle's employment agreement generally provides for a monthly vehicle allowance of $500, for reimbursement of business related expenses, and for bonuses as may be determined in management's sole discretion.

   American Communications does not presently have a stock option plan but intends to develop an incentive-based stock option plan for its officers and directors in the future and may reserve up to approximately ten (10%) percent of its then outstanding shares of Common Stock for such purpose.

                       FINANCIAL STATEMENTS

   The following are the financial statements of American Communications, with independent auditor's report, for the period ending December 31, 1998.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

------------------------------------------------------------------------------------------------------------------------------------

Independent Auditors' Report                                                                                   F-2


Financial Statements as of and for the period October 29, 1998 (date of incorporation) to December 31, 1998:

    Balance Sheet                                                                                              F-3

    Statement of Operations                                                                                    F-4

    Statement of Stockholders' Deficit                                                                         F-5

    Statement of Cash Flows                                                                                    F-6

    Notes to Financial Statements                                                                              F-7


------------------------------------------------------------------------------------------------------------------------------------

            {Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.}



INDEPENDENT AUDITORS' REPORT


To the Board of Directors of American Communications Enterprises, Inc:

We have audited the accompanying balance sheet of American Communications Enterprises, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the period October 29, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period October 29, 1998, (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet its financing needs. This factor, along with its negative working capital and deficit positions, raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                     BEARD NERTNEY KINGERY CROUSE & HOHL P.A.

January 25, 1999

                                    American Communications Enterprises, Inc.
                                         (A Development Stage Enterprise)

                                       BALANCE SHEET AS OF DECEMBER 31, 1998




             TOTAL ASSETS                                                             $           0
                                                                                      ==============


             LIABILITIES AND STOCKHOLDERS' DEFICIT

             CURRENT LIABILITIES:
                 Accrued payroll                                                      $      64,590
                 Advances from shareholder                                                    6,140
                                                                                         -----------

                    Total liabilities                                                        70,730
                                                                                         -----------

             STOCKHOLDERS' DEFICIT:
                 Common stock - no par value: 30,000,000 shares
                   authorized; 10,500,000 shares issued and outstanding                         100
                 Deficit accumulated during the development stage                           (70,830)
                                                                                      --------------

                     Total stockholders' deficit                                            (70,730)
                                                                                      --------------

             TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $           0
                                                                                      ==============















             SEE NOTES TO FINANCIAL STATEMENTS.

                                    American Communications Enterprises, Inc.
                                        (A Development Stage Enterprise)

                                             STATEMENT OF OPERATIONS
                         for the period October 29, 1998 (date of incorporation)
                                             to December 31, 1998



             EXPENSES:
               Salary                                                                 $      60,000
               Payroll taxes                                                                  4,590
               Office expense                                                                 2,451
               Travel and lodging                                                             2,062
               Organization costs                                                               606
               Meals & entertainment                                                            716
               Telephone & internet                                                             405
                                                                                         -----------

             NET LOSS                                                                 $      70,830
                                                                                      ==============

             NET LOSS PER SHARE                                                       $        0.01
                                                                                      ==============








             SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
             for the period October 29, 1998 (date of incorporation)
                              to December 31, 1998



                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                During the
                                                                    Common Stock                Development
                                                               Shares             Value           Stage            Total
                                                           ---------------      ----------     ------------      ----------

                     Balances, October 29, 1998
                       (date of incorporation)                          0     $         0    $           0     $         0

                     Proceeds from the issuance
                       of common stock                         10,500,000             100                              100

                     Net loss for the period,
                       October 29, 1998
                       (date of incorporation)
                       to December 31, 1998                                                        (70,830)        (70,830)
                                                           ---------------   -------------  ---------------    ------------

                     Balances December 31, 1998                10,500,000     $       100    $     (70,830)    $   (70,730)
                                                           ===============   =============  ===============    ============




 SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
             for the period October 29, 1998 (date of incorporation)
                              to December 31, 1998




             CASH FLOWS FROM OPERATING ACTIVITIES:
                 Net loss                                                              $    (70,830)
                 Adjustments to reconcile net loss to net cash
                    used in operating activities - increase in accrued
                    payroll                                                                  64,590
                                                                                      --------------
             NET CASH USED IN OPERATING ACTIVITIES                                           (6,240)
                                                                                      --------------

             CASH FLOWS FROM FINANCING ACTIVITIES:
                 Advances from shareholder                                                    6,140
                 Proceeds from the issuance of common stock                                     100
                                                                                      --------------
             CASH PROVIDED BY FINANCING ACTIVITIES                                            6,240
                                                                                      --------------

             NET INCREASE IN CASH AND CASH EQUIVALENTS                                            0

             CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       0
                                                                                       -------------
             CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $          0
                                                                                      ==============


             SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                 Interest paid                                                        $           0
                                                                                      ==============

                 Taxes paid                                                           $           0
                                                                                      ==============




             SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS




NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

American Communications Enterprises, Inc. (the "Company") was incorporated under the laws of the state of Nevada on October 29, 1998. The Company is considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company intends to purchase and operate radio stations throughout the United States. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit and negative working capital position of $70,730 as of December 31, 1998, and accordingly its ability to continue as a going concern is dependent on obtaining capital and financing for its planned principal operations. The Company plans to secure financing for its acquisition strategy through the sale of its common stock (see Note D) and issuance of debt. However, there is no assurance that they will be successful in their efforts to raise capital. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTION

The Company's president, who is also a shareholder, has advanced $6,140 to the Company. As of December 31, 1998 the Company had not repaid any of the advances, which are unsecured, non-interest bearing and due on demand.

NOTE D - PROPOSED COMMON STOCK OFFERING

During the first quarter of 1999, the Company intends to file a registration statement for the sale of up to 10,000,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale. The offering is on a best efforts, no minimum basis, and any proceeds will be used to finance the Company's acquisition strategy as well as provide working capital. The Company's acquisition strategy includes the identification of radio stations and the relative size of such acquisitions, however, management believes that such acquisitions are not currently probable.
-------------------------------------------------------------------

                                34
         PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article V of the Bylaws of American Communications provides that American Communications shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of American Communications, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of American Communications could take the position that this duty on behalf of American Communications to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of American Communications pursuant to American Communications's Articles of Incorporation, Bylaws, Nevada law or otherwise, American Communications has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by American Communications of expenses incurred or payed by a director, officer or controlling person of American Communications and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, American Communications will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The   following   is  an  itemized   list  of  the  estimate  by  American
Communications of the expenses of the offering:


      Type of Expense               Amount

      Accounting Fees                     $  2,000.00

      Filing Fees                         $  1,500.00

      Attorneys Fees                      $ 35,000.00

      Transfer Agent Fees                 $  3,500.00

      Printing Costs                      $  3,000.00

      Standard & Poor Listing             $  5,000.00

      TOTAL                               $ 50,000.00


RECENT SALES OF UNREGISTERED SECURITIES

      On or about October29, 1998, American Communications was incorporated under the laws of the State of Nevada. Effective as of October 29, 1998, American Communications issued a total of 10,500,000 shares of its stock to the two founders of American Communications, Dain L. Schult and Robert E. Ringle. The federal exemption American Communications relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to American Communications because American Communications did not solicit any investment in American Communications and instead simply issued shares to Messrs Schult and Ringle who are related to each other. In addition, given Messrs Schult and Ringle's involvement in the establishment of American Communications, Messrs Schult and Ringle each had access to such information as he deemed necessary to fully evaluate an investment in American Communications. In addition, the issuance of the shares of stock to Messrs Schult and Ringle was exempt under the laws of the State of Texas, the State in which both persons resided at the time of the commencement of American Communications, pursuant to
Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five
(35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

      The actual consideration paid for the shares issued to Messrs Schult and Ringle was $100 in cash. Because of the extremely limited nature of the transaction by which the shares were issued to Messrs Schult and Ringle, no underwriters were used.

EXHIBITS

      Attached to this registration are the exhibits required by Item 601 of Regulation S-B.


                           UNDERTAKINGS

      American Communications does not presently anticipate using an underwriter in conducting this offering; if American Communications changes its plan and utilizes an underwriter, American Communications will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of American Communications pursuant to American Communications's Articles of Incorporation, Bylaws, Nevada law or otherwise, American Communications has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by American Communications of expenses incurred or payed by a director, officer or controlling person of American Communications and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, American Communications will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      American Communications will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas on March 22, 1999.

(Registrant)         American Communications Enterprises, Inc.

By                  /s/Dain L. Schult
                     Dain L. Schult, President


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



(Signature)/s/Dain L. Schult
           Dain L. Schult

(Title)    President, Chief Executive Officer, Secretary, Chairman of the Board
            of Directors

(Date)     March 22, 1999




(Signature)/s/Robert E. Ringle
           Robert E. Ringle

(Title)    Vice President, Treasurer and Director

(Date)     March 22, 1999

Date Filed: March 22, 1999                    SEC File No.333-72097










                SECURITIES AND EXCHANGE COMMISSION



                      WASHINGTON, D.C. 20549








                             EXHIBITS

                                TO

                      REGISTRATION STATEMENT

                           ON FORM SB-2

                               UNDER

                    THE SECURITIES ACT OF 1933









             AMERICAN COMMUNICATION ENTERPRISES, INC.






(Consecutively numbered pages 49   through 52  of this Registration Statement)

                                          INDEX TO EXHIBITS


    EXHIBIT NO.          SEC REFERENCE       TITLE OF DOCUMENT                      LOCATION
                             NUMBER
         1                     3             Charter and Bylaws                     Original Filing

         2                     5             Consent of Hoge, Evans, Holmes,        Original Filing
                                             Carter & Ledbetter, PLLC,
                                             Attorneys and Counselors at Law
         3                    10             Employment Contract of Dain L.         Original Filing
                                             Schult
         4                    10             Employment Contract of Robert E.       Original Filing
                                             Ringle
         5                    23             Consent of Beard, Nertney,             This Filing
                                             Kingery, Crouse & Hohl, P.A.           Page
         6                    23             Consent of Hoge, Evans, Holmes,        This Filing
                                             Carter & Ledbetter, PLLC, (See         Page
                                             Exhibit 2)